UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2006

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2909 Daimler Street
Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposal of Assets

Divestiture of Semiconductor Business – Valence Technology Limited

On September 29, 2006, SRS Labs, Inc. (“SRS”) completed the sale of its semiconductor business, Valence Technology Limited (“Valence”), to Noblehigh Enterprises Inc. (“Noblehigh”).  The transaction was completed pursuant to a Sale and Purchase Agreement dated July 14, 2006 (“Purchase Agreement”).  Noblehigh is owned by Willas Array Electronics (Holding) Limited (“Willas-Array”) as well as certain members of management of Valence, including Lionel Cheng , President of Valence, Hong Wa Poon, Sze Chuen Pele Lai, Kim Chiu Chang, Kwok Kwan Tong and Kai Ming Wong (collectively such individuals are referred to herein as the “Management Buyers”).

The sale to Noblehigh was effected through two simultaneous transactions: (1) the repurchase by Valence of approximately 74% of the outstanding shares of Valence from SRS for an aggregate price of $11.4 million and (2) the purchase by Noblehigh of the remaining outstanding shares of Valence from SRS for $4.3 million.  Valence repurchased shares from SRS using its existing cash, cash equivalents and other current assets, all of which were already reflected on SRS’s balance sheet.

In connection with the sale of Valence to Noblehigh, management personnel of Valence (other than Reivlin Cham) executed Waiver of Change of Control agreements to confirm that they are not entitled to any payments or other benefits as a result of the sale of Valence.  As a result of the sale of Valence, Reivlin Cham, Vice President Finance of Valence, will be paid approximately $156,000 as a result of a Change of Control Agreement.  The change of control payment to Mr. Cham will be paid by SRS.  Also, in connection with the sale of Valence, SRS has repurchased from Management Buyers 357,625 shares of SRS common stock which such individuals acquired through the exercise of vested employee stock options.  The repurchase price paid for such shares was $5.91 per share or $2,114,586 in the aggregate.  The repurchase price was equal to the average closing price of SRS common stock for the seven trading days ending three days prior to the closing date of the sale of Valence.

Item 9.01 Financial Statements and Exhibits

(b)           Pro Forma Financial Information

The following pro forma financial information and the notes thereto is attached hereto as Exhibit 99.1 and is incorporated herein by reference:

(i)            Unaudited Pro Forma Condensed Consolidated Balance Sheet of SRS Labs, Inc. as of June 30, 2006

(ii)           Unaudited Pro Forma Condensed Consolidated Statement of Operations of SRS Labs, Inc. for the fiscal year ended December 31, 2005

(iii)          Unaudited Pro Forma Condensed Consolidated Statement of Operations of SRS Labs, Inc. for the six months ended June 30, 2006

(d)           Exhibits

Exhibit No.	Description
2.1

Sale and Purchase Agreement Relating to Ordinary Shares in the Issued Share Capital of Valence Tech Ltd dated July 14, 2006 between SRS Labs, Inc. and Noblehigh Enterprises Inc. and Willas-Array Electronics (Holdings) Ltd., previously filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 17, 2006, which is incorporated herein by reference.

2.2

Deed of Indemnity dated July 14, 2006 between SRS Labs, Inc. and Noblehigh Enterprises Inc., previously filed as Exhibit 2.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 17, 2006, which is incorporated herein by reference.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of SRS Labs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: October 5, 2006	By:	/S/ ULRICH GOTTSCHLING
Ulrich Gottschling
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Sale and Purchase Agreement Relating to Ordinary Shares in the Issued Share Capital of Valence Tech Ltd dated July 14, 2006 between SRS Labs, Inc. and Noblehigh Enterprises Inc. and Willas-Array Electronics (Holdings) Ltd., previously filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 17, 2006, which is incorporated herein by reference.

2.2

Deed of Indemnity dated July 14, 2006 between SRS Labs, Inc. and Noblehigh Enterprises Inc., previously filed as Exhibit 2.2 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 17, 2006, which is incorporated herein by reference.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of SRS Labs, Inc.